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                                                                    EXHIBIT J(1)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A, No. 33-
2081) of John Hancock Variable Series Trust I.

We also consent to the incorporation by reference into the Statement of Additional Information of our report dated February 10, 1999 on the financial statements included in the Annual Report of the John Hancock Variable Series Trust I for the year ended December 31, 1998.


                                            /s/ ERNST & YOUNG, LLP

Boston, Massachusetts
April 28, 1999